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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  May 20, 1998


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


       Delaware                1-8400                   75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)







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Item 5.   Other Events

AMR  Corporation  (the  "Company") is  filing  herewith  a  press release issued today (May 20, 1998) by the Company (Exhibit 99.1). The press release is incorporated by reference hereto. The press release was issued to report the approval by the Company's shareholders of an amendment to the Company's Certificate of Incorporation that will increase the number of authorized shares of common stock. That increase enables the Company to declare a 2-for-1 stock split in the form of a stock dividend. The stock split will be effective for shareholders of AMR's common stock of record on May 26, 1998, and stock certificates for the new shares will be distributed on or about June 9, 1998.

Item 7.   Financial Statements and Exhibits

The following exhibits are included herein:

99.1      Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  May 20, 1998

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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release



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                                                Exhibit 99.1



                              Contact:  Tim Kincaid
                                        Fort Worth, Texas
                                        817-967-1577


FOR RELEASE:  Wednesday, May 20, 1998

       AMR CORP. SHAREHOLDERS APPROVE 2-FOR-1 STOCK SPLIT

     FORT WORTH, Texas -- At today's AMR Corp. annual meeting, shareholders approved an amendment to the company's Certificate of Incorporation that will increase the number of authorized shares of common stock. That increase enables the company to declare a 2-for-1 stock split in the form of a stock dividend. The stock split will be effective for shareholders of AMR's common stock of record on May 26, 1998, and stock certificates for the new shares will be distributed on or about June 9, 1998.
     "The price of a share of AMR common stock has more than doubled in the last three years, making AMR the highest-priced airline stock in the U.S., and one of the highest-priced stocks traded on the New York Stock Exchange," said AMR Chairman Donald
J. Carty. "We believe this stock split will make it easier for small investors to buy our stock, thereby broadening AMR's shareholder base and improving trading liquidity."

                               ###

 Other AMR Corp. news releases can be accessed via the Internet.
     Our address is http://www.amrcorp.com/amr/corpcomm.htm